UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

June 30, 2005

Date of Report (Date of earliest event reported)

ETS PAYPHONES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50712	58-2131736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1490 Westfork Drive – Suite G • Lithia Springs, GA 30122
(Address of principal executive offices)	(Zip Code)

(770) 819-1600

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

The information required to be disclosed under this Item 1.01 is disclosed under Item 2.01 below and incorporated by reference herein.

Item 2.01.              Completion of Acquisition of Disposition of Assets.

The Company signed and closed the sale, on June 30, 2005, of certain of its assets in several northeastern states, including New Jersey, New York, Connecticut and Massachusetts (the “Sale”) to Empire Payphones, Inc. (“Empire”).  The Sale, a portion of which is contingent on obtaining regulatory approvals, is for total consideration of approximately $950,000 to be paid over a time period that is dependent upon the timing of regulatory approvals.  Approximately 2650 payphones are being included in the Sale. As part of the Sale, the Company entered into ancillary agreements in connection with the sale in order to facilitate the transition of the assets to Empire, including an agreement with Empire’s affiliate Metropolitan Telecommunications to provide service to approximately 5000 of the Company’s payphones for a one-year period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETS PAYPHONES, INC.

Date:	July 7, 2005	By:	/s/ David C. Jones
David C. Jones
Corporate Secretary